EXECUTION COPY

ADMINISTRATION AGREEMENT

This ADMINISTRATION AGREEMENT dated as of July 1, 2008 (as amended from time to time, the “Agreement”), among MRU STUDENT LOAN TRUST 2008-A, a Delaware statutory trust (the “Issuer”), WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee (the “Owner Trustee”), THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee under the Indenture (hereinafter defined) (the “Indenture Trustee”) and as back-up administrator hereunder (the “Back-up Administrator”), MRU ABS II LLC, a Delaware limited liability company (the “Depositor”) and MRU HOLDINGS, INC., a Delaware corporation (the “Administrator”).

WHEREAS, the Issuer is issuing its (a) Student Loan Asset Backed Notes (the “Notes”) pursuant to the Indenture dated as of July 1, 2008 (the “Indenture”), between the Issuer and the Indenture Trustee, and (b) its trust certificates (the “Trust Certificates”) pursuant to the Amended and Restated Trust Agreement dated as of July 1, 2008 (the “Trust Agreement”) between the Owner Trustee and the Depositor.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement or the Indenture (the Trust Agreement and the Indenture are referred to collectively herein as the “Basic Documents”);

WHEREAS, pursuant to the Basic Documents, the Issuer, the Owner Trustee and the Depositor are required to perform certain duties in connection with (a) the Financed Student Loans and other collateral pledged pursuant to the Indenture (the “Collateral”), (b) the Notes and (c) the Trust Certificates;

WHEREAS, the Issuer, the Owner Trustee and the Depositor desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the Basic Documents and any other documents signed by the Owner Trustee on behalf of the Issuer (collectively, the “Trust Related Agreements”) and to provide such additional services consistent with the terms of this Agreement and the Trust Related Agreements as the Issuer, the Owner Trustee and the Depositor may from time to time request; and

WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer, the Owner Trustee and the Depositor on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.  Duties of the Administrator.

(a)  Duties with respect to the Trust Related Agreements.

(i)  The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer under the Trust Related Agreements. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Trust Related Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Trust Related Agreements. The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons or entities of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Trust Related Agreements. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Trust Related Agreements including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture:

(A)  Directing the Indenture Trustee, by Issuer Order, to deposit moneys with Paying Agents, if any, other than the Indenture Trustee;

(B)  Preparing and delivering notice to the Noteholders of any removal of the Indenture Trustee and the appointment of a successor Indenture Trustee;

(C)  Preparing an Issuer Order and Officer’s Certificate and obtaining an Opinion of Counsel, if necessary, for any release of property of the Indenture Trust Estate;

(D)  Preparing Issuer Requests and obtaining Opinions of Counsel with respect to the execution of amendments to the Indenture and the Trust Agreement and mailing notices to the Noteholders with respect to such amendments;

(E)  Paying all expenses in connection with the issuance of the Notes; and

(F)  Providing instructions to the Indenture Trustee as required by Sections 8.02, 8.06 and 8.08 of the Indenture.

(ii)  MRU Holdings, Inc., as the initial Administrator, will:

(A)  Indemnify the Indenture Trustee in its individual capacity and any of its officers, directors, employees, affiliates and agents against any and all losses, claims, actions, suits, damages, liabilities, costs, penalties, taxes (excluding taxes payable by it on any compensation received by it for its services as Indenture Trustee) or expenses (including attorneys’ fees and expenses) arising out of or in connection with (a) actions taken by it pursuant to instructions given by the Administrator pursuant to this Agreement; or (b) any action, or failure to act, by the Administrator in the performance of the Administrator’s duties hereunder. Neither the Issuer nor the Administrator need to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, gross negligence or bad faith. Indemnification under this Section shall survive the resignation or removal of the Administrator or Indenture Trustee, as applicable, or the termination of this Agreement.

(B)  Indemnify the Issuer and the Owner Trustee and their respective agents for, and hold them harmless against, any losses, liability or expense, including reasonable attorneys fees’ and expenses, incurred in the absence of willful misconduct, negligence or bad faith on the part of the Issuer and the Owner Trustee and their respective agents, arising out of the willful misconduct, negligence or bad faith of the Administrator in the performance of the Administrator’s duties contemplated by this Agreement; provided, however, that the Administrator shall not be required to indemnify the Issuer or the Owner Trustee pursuant to this Section 1(a)(ii)(B) so long as the Administrator has acted pursuant to the instructions of the Issuer, the Depositor, the Indenture Trustee or the Owner Trustee in accordance with Sections 1(c) or 1(d) of this Agreement; and

(C)  Pay to the Owner Trustee its fees and expenses as are set forth in Section 8.01 of the Trust Agreement.

(b)  [Intentionally Omitted]

(c)  Additional Duties.

(i)  In addition to the duties of the Administrator set forth above, the Administrator shall perform, or cause to be performed, its duties and obligations and the duties and obligations of the Owner Trustee on behalf of the Issuer under the Indenture and the Trust Agreement including, without limitation, those duties and obligations set forth on Schedule A hereto. In furtherance thereof, the Issuer shall execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator as the attorney-in-fact of the Issuer, for the purpose of executing on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as are required to be executed by the Issuer pursuant to such agreements. Subject to Section 5 of this Agreement, and in accordance with the directions of the Issuer, the Depositor or the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Trust Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer, the Depositor, the Indenture Trustee or the Owner Trustee, in writing, and are reasonably within the capability of the Administrator. The Administrator agrees to perform such obligations and deliver such notices as are specified as to be performed or delivered by the Administrator under the Indenture and the Trust Agreement.

(ii)  In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer, the Indenture Trustee, or the Owner Trustee, and shall be, in the Administrator’s reasonable opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(iii)  In carrying out any of its obligations under this Agreement, the Administrator may act either directly or through agents, attorneys, accountants, independent contractors and auditors and may enter into agreements with any of them.

(iv)  In carrying out its duties under this Agreement with respect to delinquent or defaulted Student Loans, the Administrator may retain and employ agents to collect on such Student Loans and to commence any actions or proceedings the agents deem necessary in connection with such collection efforts on such Student Loans.

(d)  Non-Ministerial Matters.

(i)  With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not be under any obligation to take any action, and in any event shall not take any action unless the Administrator shall have received instructions from the Owner Trustee or the Certificateholders, in accordance with the Trust Agreement. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(A)  The amendment of or any supplement to the Trust Related Agreements;

(B)  The initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer, except for claims or lawsuits initiated in the ordinary course of business by the Issuer or their respective agents or nominees for the collection of the Student Loans owned by the Issuer;

(C)  The appointment of successor administrators and successor indenture trustees pursuant to the Indenture, or the consent to the assignment by the Administrator or Indenture Trustee of its obligations under the Indenture; and

(D)  The removal of the Indenture Trustee.

(ii)  Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not (A) make any payments to the Noteholders under the Trust Related Agreements, (B) sell the Collateral pursuant to the Indenture or (C) take any action that the Issuer directs the Administrator not to take on its behalf.

2.  Records. The Administrator shall maintain appropriate books of account and records, relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Indenture Trustee, the Noteholders and the Certificateholders at any time upon prior written notice and during normal business hours. The Administrator shall maintain or cause to be maintained the books of the Trust on a fiscal year basis using the accrual method of accounting, in accordance with generally accepted accounting principals, and shall comply with the other requirements set forth in Section 5.04 of the Trust Agreement.

3.  Compensation. Each month during the term of this Agreement, commencing in July 2008, the Administrator, as compensation for the performance of its obligations hereunder and as reimbursement for its expenses related thereto, shall be entitled to a fee (the “Administration Fee”) equal to 1/12 of 0.05% of the aggregate principal balance of the Financed Student Loans as of the first day of such month. On each Distribution Date, all Administration Fees allocated and unpaid to the Administrator as of such Distribution Date shall be payable to the Administrator in accordance with Section 8.02(f) of the Indenture.

The payment of the foregoing fees and expenses shall be solely an obligation of the Issuer.

4.  Additional Information to be Furnished. The Administrator shall furnish to the Indenture Trustee, the Issuer, the Noteholders and the Certificateholders from time to time such additional information regarding the Collateral as the Indenture Trustee, the Issuer, the Noteholders and the Certificateholders shall reasonably request.

5.  Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer or the Owner Trustee, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee, respectively, in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

6.  No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and any of the Issuer, the Owner Trustee or any Certificateholder as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them, or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

7.  Other Activities of the Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its or their sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

8.  Term of Agreement; Resignation and Removal of Administrator.

(a)  This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

(b)  Subject to Section 8(e) of this Agreement, the Administrator may, with the written consent of the Indenture Trustee (to be given or withheld in its sole discretion), resign its duties hereunder by providing the Issuer, the Noteholders, the Indenture Trustee and the Back-up Administrator with at least 60 days’ prior written notice.

(c)  Subject to Section 8(e) of this Agreement, the Indenture Trustee, at the direction of certain Noteholders as required by the Indenture, may remove the Administrator without cause by providing the Administrator and the Back-up Administrator with at least 60 days’ prior written notice.

(d)  Subject to Section 8(e) of this Agreement, at the option of the Indenture Trustee, at the direction of certain Noteholders as required by the Indenture, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

(i)  The Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, the Administrator shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

(ii)  A court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, with respect to any involuntary case commenced against the Administrator under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or shall appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii)  The Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for it or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of its creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Owner Trustee, the Noteholders, the Indenture Trustee and the Back-up Administrator within two Business Days after the happening of such event.

(e)  No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer (with the consent of the Owner Trustee pursuant to Section 12 of this Agreement) and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, if no successor Administrator shall have been appointed and agreed in writing to be bound by the terms of this Agreement within two Business Days of the occurrence of any event described in Section 8(d)(ii) or (iii) of this Agreement, then the Back-up Administrator shall automatically succeed to the rights and obligations of the Administrator under this Agreement, and shall execute an amendment to this Agreement whereby the Back-up Administrator agrees to be bound by the terms and conditions of this Agreement; provided, however, that the Back-up Administrator, as successor Administrator, shall have no obligations under Sections 1(a)(i)(E) or 1(a)(ii) of this Agreement.

(f)  The appointment of any successor Administrator, other than the Back-up Administrator, shall be effective only after the Rating Agency, after having been given 10 days’ prior notice of such proposed appointment, shall have declared in writing that such appointment will not result in a reduction or withdrawal of the then-current rating of the Notes.

9.  Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) of this Agreement or the resignation or removal of the Administrator pursuant to Section 8(b) or (c) of this Agreement, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) of this Agreement deliver to the Issuer as appropriate, all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c) of this Agreement, the Administrator shall cooperate with the Issuer and take all reasonable steps, at the sole cost and expense of the Issuer, requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

10.  Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)  If to the Issuer, to:

MRU Student Loan Trust 2008-A
c/o Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Wilmington, DE 19890
Attention: Corporate Trust Administration - MRU Student Loan Trust 2008-A
Telephone: (302) 636-6104
Facsimile: (302) 636-4148

(b)  If to the Administrator, to:

MRU Holdings, Inc.
590 Madison Avenue, 13th Floor
New York, New York 10022
Attention: Capital Markets
Telephone: (212) 398-1780
Facsimile: (212) 444-7530

(c)  If to the Indenture Trustee or the Back-up Administrator, to:

The Bank of New York Mellon Trust Company, National Association
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Structured Finance
Telephone: (312) 827-8500
Facsimile: (312) 827-8562

(d)  If to the Owner Trustee, to:

Wilmington Trust Company
1100 North Market Street
Wilmington, DE 19890
Attention: Corporate Trust Administration - MRU Student Loan Trust 2008-A
Telephone: (302) 636-6104
Facsimile: (302) 636-4148

(e)  If to the Depositor, to:

MRU ABS II LLC
c/o MRU Holdings, Inc.
590 Madison Avenue, 13th Floor, Suite 200
New York, New York 10022
Attention: Capital Markets
Telephone: (646) 467-9261
Facsimile: (206) 202-1015

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

11.  Amendments.

(a)  This Agreement may be amended from time to time by the parties hereto as specified in this Section, provided that any amendment must be accompanied by the written consent of the Indenture Trustee, the Owner Trustee, a majority of the outstanding principal amount of the Interested Noteholders, the Back-up Administrator and the Certificateholders and an Opinion of Counsel to the Indenture Trustee and the Owner Trustee to the effect that such amendment complies with the provisions of this Section.

(b)  If the purpose of the amendment (as detailed therein) is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered (i.e., to give effect to the intent of the parties and, if applicable, to the expectations of the Noteholders and Certificateholders), it shall not be necessary to obtain the consent of the Noteholders or Certificateholders, but the Indenture Trustee shall be furnished with a letter from the Rating Agency that the amendment will not result in the downgrading or withdrawal of the then-current rating assigned to any Note.

(c)  If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Note is outstanding (i.e., technical in nature), it shall not be necessary to obtain the consent of any Noteholder or Certificateholder, but the Indenture Trustee, the Owner Trustee and the Administrative shall be furnished with an Opinion of Counsel from counsel to the Issuer that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to the Noteholders.

(d)  If the purpose of the amendment is to add or eliminate or change any provision of the Agreement other than as contemplated in (b) and (c) above, the amendment shall require the consent of the Rating Agency and certain Noteholders to the extent required by the Indenture; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on the Notes without the consent of all Noteholders as required by the Indenture.

(e)  It shall not be necessary to obtain the consent of the Rating Agency to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

12.  Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer, the Owner Trustee, certain Noteholders as required by the Indenture, the Back-up Administrator, and the Indenture Trustee and unless the Rating Agency, after having been given 10 days’ prior notice of such assignment, shall have declared in writing that such assignment will not result in a reduction or withdrawal of the then-current rating of the Notes or Certificates. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator, without the consent of the Indenture Trustee, the Issuer, the Depositor or the Owner Trustee, to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee, the Indenture Trustee and the Back-up Administrator an agreement in which such corporation or other organization agrees to be bound hereunder in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any such permitted successors or assigns of the parties hereto.

13.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws provisions thereof (other than Section 5-1401 of the New York General Obligations Law).

14.  Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

15.  Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

16.  Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.  Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been executed by Wilmington Trust Company, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

18.  Third Party Beneficiary. The parties hereto acknowledge that the Noteholders and Certificateholders are express third party beneficiaries hereof and are entitled to enforce their respective rights hereunder as if actually parties hereto.

19.  No Petition. The parties hereto will not at any time institute against the Issuer any bankruptcy proceeding under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer under any Basic Document; provided, however, in no event shall this provision prohibit the Indenture Trustee from filing a claim in any such proceeding or otherwise participate in any such proceeding.

20.  Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

21.  Rights, Privileges and Immunities. Each of the parties hereto acknowledge and agree that the rights, privileges and immunities given to the Indenture Trustee in the Indenture are expressly provided to The Bank of New York Mellon Trust Company, National Association in its capacity as Back-up Administrator and as successor Administrator under this Agreement.

22.  Removal of Back-up Administrator. The Administrator may terminate this Agreement with respect to the role of the Back-up Administrator, provided the Back-up Administrator has not at such time been acting as Administrator and provided that the Rating Agency Conditions is satisfied, whereupon the Back-up Administrator will be removed hereunder with no replacement and there shall be no further requirement for the role of Back-up Administrator to be filled.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

MRU STUDENT LOAN TRUST 2008-A

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By: /s/ Eric E. Overcash
Name: Eric E. Overcash
Title: Assistant Vice President

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as
Owner Trustee

By: /s/ Eric E. Overcash
Name: Eric E. Overcash
Title: Assistant Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as Indenture Trustee and Back-up Administrator

By: /s/ John W. Krenkel, Jr.
Name: John W. Krenkel, Jr.
Title: Assistant Treasurer

MRU HOLDINGS, INC.

By: /s/ Jonathan A. Coblentz
Name: Jonathan A. Coblentz
Title: CFO & Treasurer

MRU ABS II LLC

By: /s/ Jonathan A. Coblentz
Name: Jonathan A. Coblentz
Title: Treasurer

EXHIBIT A

POWER OF ATTORNEY

STATE OF DELAWARE	)
)
COUNTY OF NEW CASTLE	)

KNOW ALL MEN BY THESE PRESENTS, that MRU Student Loan Trust 2008-A (the “Issuer”), does hereby make, constitute and appoint MRU Holdings, Inc. as administrator under the Administration Agreement dated as of July 1, 2008 (the “Administration Agreement”), among the Issuer, Wilmington Trust Company, as Owner Trustee, The Bank of New York Mellon Trust Company, National Association, as Indenture Trustee and Back-up Administrator, MRU ABS II LLC, and MRU Holdings, Inc., as Administrator, as the same may be amended from time to time, as well as its agents and attorneys, as Attorney-in-Fact to execute on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Trust Related Agreements, including, without limitation, to appear for and represent the Issuer in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Issuer, and with full power to perform any and all acts associated with such returns and audits that the Issuer could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

All powers of attorney for these purposes heretofore filed or executed by the Issuer are hereby revoked.

Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Administration Agreement.

EXECUTED as of July 10, 2008.

MRU STUDENT LOAN TRUST 2008-A

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By: ________________________
Name:
Title:

SCHEDULE A

Duties of the Issuer or Owner Trustee

Performed by the Administrator under the Trust Agreement

(A)	Filing tax returns, reports and forms under Section 5.04.

(B)	Furnishing documents to the Certificateholders under Section 7.02.

(C)	Filing a Certificate of Termination of the Trust upon termination pursuant to Section 9.01.

(D)	Appointing separate trustees under Section 10.05.

(E)	Obtaining execution by the Certificateholders of any amendment to the Trust Agreement thereunder.

Duties of the Administrator under the Indenture

Providing the statements to Noteholders required under Section 8.09.

Providing, signing and filing such reports as required by any federal and state securities laws.

Providing instructions to the Indenture Trustee as required under Sections 8.02, 8.06 and 8.08.